Exhibit 99.1

Company Contact:

The Piacente Group | Investor Relations

Don Markley, 212-481-2050

tessera@tpg-ir.com

May 2, 2016

TESSERA TECHNOLOGIES ANNOUNCES FIRST QUARTER 2016 RESULTS

Revenue of $60 million exceeds top end of guidance range

FotoNation achieves record quarterly revenue

Repurchased 1.3 million shares of common stock during the quarter

San Jose, Calif., (BUSINESS WIRE) — Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) today announced financial results for the first quarter ending March 31, 2016. Total revenue for the first quarter of 2016 was $60.0 million, above the Company’s guidance range of $55 million to $59 million. GAAP net income for the first quarter of 2016 was $18.1 million, or $0.36 per diluted share, and non-GAAP net income was $24.6 million, or $0.48 per diluted share.

“We had an excellent start to 2016, posting impressive first quarter financial results, maintaining highly efficient business operations, and establishing technology development partnerships with several industry leaders,” said Tom Lacey, Tessera’s Chief Executive Officer. “On the new business front, we recently announced license agreements that reflect the quality and breadth of our technology portfolios. Sandia National Labs signed a license agreement for our ZiBond® and Direct Bond Interconnect (DBI®) technologies, which are the most advanced 3D integration technologies available, and today we announced a new Invensas license and development agreement with Advanced Semiconductor Engineering for the commercialization of our Bond Via Array™ (BVA®) technology.

“FotoNation recorded its highest-ever revenue quarter, and has significantly raised the bar for mobile phone image quality through a collaboration with LG on their latest premium smartphone, the LG V10™. More recently, FotoNation expanded its relationship with SocioNext to develop image stabilization solutions for the category now known as ‘on-the-move’ video devices, such as drones, action cameras, and wearables,” added Lacey.

First Quarter 2016 Results

Total revenue was $60.0 million in the first quarter of 2016, compared with total revenue of $79.9 million in the first quarter of 2015. Recurring revenue was $54.6 million in the first quarter of 2016, compared with recurring revenue of $51.9 million in the first quarter of 2015. First quarter 2016 revenue included $5.4 million of episodic revenue, compared with episodic revenue of $28.0 million in the first quarter of 2015.

Operating expenses were $33.8 million in the first quarter of 2016, compared with $27.7 million in the first quarter 2015. First quarter 2016 operating expenses include year-over-year increases of $2.7 million in research and development, $2.0 million in litigation expense, and $1.3 million in amortization expense.

Net income was $18.1 million, or $0.36 per diluted share, compared with net income of $35.6 million, or $0.66 per diluted share, for the first quarter of 2015. Net income for the first quarter of 2015 benefited from the $28.0 million of episodic revenue referenced above.

Non-GAAP net income for the first quarter of 2016 was $24.6 million, or $0.48 per diluted share, compared with non-GAAP net income in the first quarter of 2015 of $40.4 million, or $0.74 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for discontinued operations, restructuring and other exit costs, acquired intangible asset amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Balance Sheet

Total current assets were $392.8 million as of March 31, 2016, a decrease of $18.8 million from December 31, 2015. Cash, cash equivalents and short-term investments were $363.4 million as of March 31, 2016, a decrease of $18.3 million from December 31, 2015. The decline in cash for the quarter was primarily due to stock repurchases of $36.5 million pursuant to the Company’s stock repurchase program and $10.0 million used for the Company’s quarterly dividend, largely offset by cash generated from operating activities.

Dividends

On March 16, 2016, the Company paid $10.0 million to stockholders of record as of February 24, 2016 for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on April 26, 2016, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on June 14, 2016 to stockholders of record on May 24, 2016.

Stock Repurchase Program

During the first quarter of 2016, the Company repurchased approximately 1.3 million shares of common stock for an aggregate amount of $36.5 million, representing approximately 2.5 percent of shares outstanding at the beginning of the year. These purchases were executed under the Company’s stock repurchase program. As of March 31, 2016, the Company had approximately $189.4 million remaining under its current repurchase program.

Financial Guidance

For the second quarter of 2016, the Company’s guidance is as follows:

•	Total revenue is expected to be between $64 million and $66 million;

•	GAAP earnings per share are expected to be between $0.42 and $0.44 per diluted share;

•	Non-GAAP earnings per share are expected to be between $0.54 and $0.56 per diluted share.

For the full-year 2016, the Company is updating its total revenue guidance range to between $255 million and $270 million.

Conference Call Information

The Company will hold its first quarter ended March 31, 2016 earnings conference call at 2:00 PM Pacific (5:00 PM Eastern) on Monday, May 2. To access the call in the U.S., please dial +1 (888) 723-9308, and for international callers dial +1 (615) 489-8916, approximately 10 minutes prior to the start of the conference call. The conference ID is 85657725. The conference call will also be broadcast live over the Internet at www.tessera.com and available for replay for 90 days at www.tessera.com. A slide presentation accompanies the webcast. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial +1 (855) 859-2056. International callers please dial +1 (404) 537-3406. Enter access code 85657725.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, the Company’s licensing business model, the impact of new licensing agreements, and the features, benefits, and characteristics of the Company’s technologies. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing FotoNation technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in the markets for semiconductors and related products and smartphone imaging; and the impact of competing technologies on the demand for the Company’s technologies. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2015, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc., including its Invensas and FotoNation subsidiaries, licenses its technologies and intellectual property to customers for use in areas such as mobile computing and communications, memory and data storage, and 3DIC technologies, among others. Our technologies include semiconductor packaging and interconnect solutions, and products and solutions for mobile and computational imaging, including our FaceToolsTM, FacePowerTM, FotoSavvyTM, DigitalApertureTM, LifeFocusTM, face beautification, red-eye removal, High Dynamic Range, autofocus, panorama, and image stabilization intellectual property. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, FotoNation, the FotoNation logo, FaceSavvy, FaceTools, FacePower, DigitalAperture, LifeFocus, Zibond, DBI, Bond Via Array and BVA are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and Episodic Revenue

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by the Company’s licensees on a quarterly basis is generally not assured, for ease of reference, the Company refers to these revenues as “recurring revenue”.

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, gain on sale of patents, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income to the Company’s reported GAAP net income and non-GAAP earnings per share to GAAP earnings per share guidance for the second quarter of 2016.

- Tables Follow –

TSRA-E

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$33,435	$22,599
Short-term investments	330,012	359,145
Accounts receivable, net	3,243	1,784
Other current assets	26,142	28,130

Total current assets	392,832	411,658

Intangible assets, net	89,067	95,089
Deferred tax assets	12,697	15,649
Other assets	18,441	16,956

Total assets	$513,037	$539,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$845	$1,090
Accrued legal fees	6,163	2,621
Accrued liabilities	7,021	10,262
Deferred revenue	3,685	6,805

Total current liabilities	17,714	20,778

Long-term deferred tax and other liabilities	3,256	3,417

Stockholders’ equity:
Common stock	59	58
Additional paid-in capital	604,704	599,186
Treasury stock	(267,689)	(229,513)
Accumulated other comprehensive income	26	(1,437)
Retained earnings	154,967	146,863

Total stockholders’ equity	492,067	515,157

Total liabilities and stockholders’ equity	$513,037	$539,352

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Total revenues	$59,977	$79,850

Operating expenses:
Cost of revenues	87	142
Research, development and other related costs	10,069	7,368
Selling, general and administrative	11,094	10,996
Amortization expense	6,022	4,696
Litigation expense	6,550	4,504

Total operating expenses	33,822	27,706

Operating income	26,155	52,144
Other income and expense, net	807	647

Income before income taxes from continuing operations	26,962	52,791
Provision for income taxes	8,872	17,224

Income from continuing operations	18,090	35,567
Income (loss) from discontinued operations, net of tax	—	28

Net income	$18,090	$35,595

Earnings per share:
Income from continuing operations:
Basic	$0.36	$0.68

Diluted	$0.36	$0.66

Income (loss) from discontinued operations:
Basic	$—	$—

Diluted	$—	$—

Net Income:
Basic	$0.36	$0.68

Diluted	$0.36	$0.66

Cash dividends declared per share	$0.20	$0.20

Weighted average number of shares used in per share calculations-basic	49,998	52,559

Weighted average number of shares used in per share calculations-diluted	50,566	53,534

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
GAAP income from continuing operations	$18,090	$35,568
Adjustments:
Stock-based compensation - research, development and other related costs	1,384	690
Stock-based compensation - selling, general and administrative	2,256	1,829
Amortization of acquired intangibles	6,022	4,696
Restructuring, impairment of long-lived assets and other charges	—	—
Tax adjustments for non-GAAP items	(3,180)	(2,348)

Non-GAAP net income from continuing operations	$24,572	$40,435

Non-GAAP net income from continuing operations per common share - diluted	$0.48	$0.74

Weighted average number of shares used in per share calculations excluding the effects of FAS123R - diluted	51,590	54,481

TESSERA TECHNOLOGIES, INC.

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Episodic	$5,386	$28,000
Recurring	54,591	51,850

Total revenues	$59,977	$79,850

TESSERA TECHNOLOGIES, INC.

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE

	Three Months Ended June 30, 2016
	Low	High
Diluted earnings per share – GAAP	$0.42	$0.44

Amortization of intangible assets	0.11	0.11
Stock based compensation	0.07	0.07

Subtotal GAAP adjustments	0.18	0.18

Income tax effect	(0.06)	(0.06)

Effect on earnings per share	0.12	0.12

Diluted earnings per share - non-GAAP	$0.54	$0.56